SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2007

EVER-GLORY INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in Charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

100 N. Barranca Ave. #810
West Covina, CA 91791
(Address of Principal Executive Offices)

(626) 839-9116
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “Ever-Glory” or the “Registrant” refer to Ever-Glory International Group, Inc., a Florida corporation.

Item 1.01 Entry into a Material Definitive Agreement

On August 2, 2007, Ever-Glory International Group, Inc. (OTCBB: EGLY), a Florida corporation (the “Registrant” or “Ever-Glory”) entered into subscription agreements (“Subscription Agreements”) with six accredited investors for the issuance and sale of $2,000,000 principal amount of its secured convertible notes and warrants in a private placement (the “Financing”). The Financing closed on August 6, 2007.

Under the terms of the Financing, the Registrant issued and sold secured convertible notes to investors, which are secured by all of the assets of Ever-Glory excluding its subsidiaries, with a two-year term (“Notes”). The Notes bear interest at a rate of 6% per year payable by the Registrant quarterly in either cash or absent any event of default, in shares of common stock of the Registrant equal to 110% of the interest due (based on the volume-weighted average price of the Registrant’s common stock for the ten trading days prior to interest payment due date). The maturity date of the Notes is August 2, 2009, at which time the Registrant must redeem the Notes by paying all unpaid principal and interest under all outstanding Notes. The Notes are convertible at a fixed conversion price of $0.22 per share, into a total of approximately 9.1 million shares of common stock, provided, however that the Notes are subject to full-ratchet anti-dilution protection, i.e., if the Registrant issues shares (with certain enumerated exceptions) at an average per-share price below $0.22 per share, the conversion price of the Notes shall be adjusted downward to match such per-share price. Under the terms of the Notes, the full-ratchet anti-dilution adjustments do not apply to (i) the issuance of approximately up to $1.6 million shares or shares under options to employees and consultants, (ii) securities issued in connection with acquisitions of third parties valued above $8 million; (iii) the issuance of approximately up to $1.6 million shares or shares under warrants or other securities issued to non-affiliates for services rendered to the Registrant, as more fully described and set forth in the Notes. The holders of the Notes may convert the unpaid principal amount the Notes into common stock of the Registrant at any time prior to maturity, at the applicable conversion price. The Registrant may at any time at its option, redeem the Notes by paying 125% of the unpaid principal and accrued interest. For the specific terms including those relating to anti-dilution, refer to the form of the Notes in Exhibit 10.2 included with this Form 8-K.

The Registrant’s performance of its obligations under the Notes along with certain other obligations in connection with the Financing is secured by all of the assets of the Registrant, excluding its subsidiaries, pursuant to a security agreement, a copy of which is included with this Form 8-K as Exhibit 10.4. The Registrant’s performance of the Notes and other obligations in connection with the Financing is also secured by a pledge of 3,897 shares Series A Preferred Stock (convertible into 30 million shares of common stock) personally held by the current CEO of the Registrant pursuant to a stock pledge agreement, a copy of which is included with this Form 8-K as Exhibit 10.5. Upon any event of default (as defined in the Notes, the security agreement and the stock pledge agreement), the investors will be entitled to exercise their respective rights under the security agreement and stock pledge agreement. In addition, the subsidiaries of the Registrant, Perfect Dream Limied, a British Virgin Islands corporation, and Goldenway Nanjing Garments Company Limited, a corporation in the People’s Republic of China, each guaranteed the performance of the Registrant’s obligations under the Notes and the subscription agreement under a guaranty agreement, a copy of which is included with this Form 8-K as Exhibit 10.9.

In connection with the Financing, on August 2, 2007 the Registrant issued warrants to investors that are exercisable for up to approximately 9.1 million shares of common stock of the Registrant with an exercise price of $0.32 per share (“Warrants”). The Warrants are exercisable for a five-year period until August 2, 2012. The Warrants are subject to full-ratchet anti-dilution protection in the event that the Registrant issues shares (with certain exceptions) at an average per-share price below $0.32 per share. Similar to the Notes, under the terms of the Warrants, full-ratchet anti-dilution adjustments do not apply to (i) the issuance of approximately up to $1.6 million shares or shares under options to employees and consultants, (ii) securities issued in connection with acquisitions of third parties valued above $8 million; (iii) the issuance of approximately up to $1.6 million shares or shares under warrants or other securities issued to non-affiliates for services rendered to the Registrant, as more fully described and set forth in the Warrants. If at any time after fifteen months after the closing date there is no effective registration statement covering the resale of the shared underlying the Warrants, the warrant holders may exercise their Warrants by means of a cashless exercise. The form of warrant issued to investors is included as Exhibit 10.3 of this report.

In connection with the Financing, the Registrant agreed to file a registration statement to register the common stock issuable upon conversion of the Notes issued to the investors, for resale under an appropriate form for registration to be filed with the SEC within 60 days following the closing. The Registrant also agreed to file a separate registration statement to register the common stock issuable upon exercise of the Warrants, within 300 days following the closing. If the Registrant does not file these registration statements within the agreed time periods or the registration statement covering the warrant shares does not become effective within 120 days after the filing of that registration statement, fails to file a registration statement in connection with a piggyback or demand registration, or fails to keep a required registration statement continuously effective for two years, the Registrant is subject to a monthly liquidated damages payable in cash equal to 2% of the offering amount, up to a maximum of 10% of the offering amount.

In connection with the Financing, the Registrant agreed to enter into a letter of intent with Mr. Yihua Kang for the acquisition by Ever-Glory of a branded retail division owned by Mr. Kang, provided that the acquisition would be consummated if the retail business operates more than 14 stores worldwide and achieves annual consolidated sales of at least UDS $5,000,000. Mr. Kang also agreed to enter into a lockup agreement to refrain from sales of shares held by him, for a period of 12 months following the closing. Mr. Kang also agreed to enter into a two-year non-competition agreement with the Registrant which prohibits competition against the company or solicitation of its customers or employees. Subscribers in the Financing also have a twelve-month right of first refusal to participate in subsequent financing transactions, with certain exceptions.

The closing of this transaction (the “Closing”) occurred on August 6, 2007 (the “Closing Date”). A copy of the subscription agreement, form of convertible note, form warrant, security agreement, stock pledge agreement, lockup agreement, letter of intent, non-compete agreement, and guaranty are included as exhibits to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 2, 2007, the Registrant issued $2,000,000 in principal amount of its secured convertible notes, as described in Item 1.01 of this current report on Form 8-K, which description is incorporated herein by reference. The Notes have a two-year term, and bear interest at a rate of 6% per year payable by the Registrant quarterly in either cash or absent any event of default, in shares of common stock of the Registrant equal to 110% of the interest due (based on the volume-weighted average price of the Registrant’s common stock for the ten trading days prior to interest payment due date). The maturity date of the Notes is August 2, 2009, at which time the Registrant must redeem the Notes by paying all unpaid principal and interest under all outstanding Notes. The Notes are convertible into common stock of the Registrant at an initial conversion price of $0.22 per share, as further described in Item 1.01 and as set forth in the full text of the form of Note attached as Exhibit 10.2 of this 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On August 2, 2007, Ever-Glory International Group, Inc. (OTCBB: EGLY), a Florida corporation (the “Registrant” or “Ever-Glory”) entered into subscription agreements (“Subscription Agreements”) with six accredited investors for the issuance and sale of $2,000,000 principal amount of its secured convertible notes and warrants in a private placement (the “Financing”). The Financing closed on August 6, 2007. These securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Regulation D. The offering has not been registered under the Securities Act or any state securities of “blue sky” laws, and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Reference is made to Item 1.01 of this current report on Form 8-K, which described, among other things, the terms of the Notes, Warrants and Ever-Glory’s obligations to register the shares of common stock issuable upon conversion of the note or exercise of the Warrants.

Exhibit Number	Description

10.1	Subscription Agreement

10.2	Form of Convertible Note

10.3	Form of Class A Common Stock Purchase Warrant

10.4	Security Agreement

10.5	Stock Pledge Agreement

10.6	Lockup Agreement

10.7	Letter of Intent to Acquire Branded Retail Division

10.8	Non-Compete Agreement

10.9	Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Dated: August 8, 2007	By:	/s/ Yi Hua Kang
Yi Hua Kang Chief Executive Officer